SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2009

Lateral Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On October 7, 2009, Jeffrey Schwartz, Chairman and Chief Executive Officer of Lateral Media, Inc. (the “Company”), terminated that certain employment agreement with the Company, dated as of December 2, 2008 (the “Employment Agreement”), in connection with his resignation as Chief Executive Officer, as described below under Item 5.02 of this Current Report on Form 8-K.  Pursuant to the Employment Agreement, Mr. Schwartz became Chief Executive Officer of the Company for a term of three years, at a base salary of $250,000 per year. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which was attached as Exhibit 10.3 to that Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2008 and incorporated by reference herein.  No penalties were incurred in connection with the termination of the Employment Agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 7, 2009, Jeffrey Schwartz resigned as Chief Executive Officer of the Company, effective immediately, in order for Mr. Schwartz to pursue other opportunities. Mr. Schwartz will continue to serve as Chairman of the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATERAL MEDIA, INC.

Date: October 14, 2009	By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer